Exhibit 99.1

Lifeloc Technologies Achieves Reference Material Producer Accreditation for Alcohol Simulator Solution

WHEAT RIDGE, Colo. (BusinessWire) January 30, 2020 -- Lifeloc Technologies, a leading manufacturer and worldwide provider of Evidential and Preliminary Breath Testers (PBT) and Calibration Supplies is pleased to announce ISO 17034:2016 accreditation of its Plus 4™ Certified Reference Solution through the American Association for Laboratory Accreditation (A2LA).

ISO 17034:2016 accreditation offers complete confidence that the alcohol simulator solution is produced in accordance with both scientific and quality system requirements. Lifeloc Technologies demonstrated technical proficiency in the production of Plus 4 Certified Reference Solution for their Breath Alcohol Testers (PBT) through a third person audit. Lifeloc Technologies’ new accreditation from A2LA is a first for domestic U.S. manufacturers.

“We are seeing increased pressure on forensic scientists and state laboratories alike to make certain that the solution used in the calibration of breath alcohol devices is scientifically produced, validated and correctly documented,” commented Amy Evans, National Sales Manager.

Plus 4 Certified Reference Solution will produce a precise breath alcohol concentration for both calibrations and accuracy checks. The solution is analyzed multiple times using a gas chromatography method and is traceable to the International System of Units (SI) through the National Institute of Standards and Technology (NIST). Each order is lot coded and comes with a Certificate of Analysis.

Mark Lary, Director of Regulatory Affairs, stated “With this accreditation, toxicologists and other users who calibrate breath alcohol devices can be assured that the quality system behind Lifeloc’s Plus 4 Certified Reference Solution is designed specifically for the creation of calibration reference standards and that these standards are indeed traceable to National Metrology Institutes such as NIST.”

Lifeloc Technologies’ ISO 17034:2016 accreditation for its certified reference solution demonstrates its continued commitment to advance the technology. In addition to now being the only accredited reference solution provider in the U.S., Lifeloc was the first manufacturer to introduce Bluetooth technology to portable breath testers. Lifeloc offers the automated Sentinel™ access control device, as well as the portable breath tester industry’s only automated calibration station. Lifeloc will continue these advances with the launch of its L-series breath alcohol testers and the development of its rapid drug detection technology and marijuana breathalyzer through the SpinDx™ technology platform.

About Lifeloc Technologies

Lifeloc Technologies (OTC: LCTC) is a trusted American manufacturer of evidential breath alcohol testers including the preliminary breath testers (PBT), passive alcohol sensors (PAS), and screeners for workplace, law enforcement, corrections and international customers. Lifeloc’s stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by such forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Plus 4™ and Sentinel™ are trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

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Ryan Davidson

Lifeloc Technologies, Inc.

Ryan.D@lifeloc.com

+303.431.9500

http://www.lifeloc.com